Exhibit 10.40

IMCLONE SYSTEMS INCORPORATED

TRANSITION SEVERANCE PLAN

Effective As Of March 1, 2006

TABLE OF CONTENTS

ARTICLE I -	INTRODUCTION		1

ARTICLE II -	DEFINITIONS AND INTERPRETATIONS		1

	1.	Agreement and Release	1

	2.	Board	1

	3.	Cause	1

	4.	Change in Control	2

	5.	Committee	4

	6.	Company	4

	7.	Effective Date	4

	8.	Eligible Employee	4

	9.	Good Reason	5

	10.	Participant	5

	11.	Plan Administrator	5

	12.	Term	5

	13.	Termination Date	5

	14.	Termination of Employment.	5

	15.	Base Pay	6

ARTICLE III -	ELIGIBILITY TO PARTICIPATE		6

ARTICLE IV -	BENEFITS PAYABLE FROM THE PLAN		7

	1.	Severance Pay	7

	2.	Other Benefits	7

	3.	Withholding	7

ARTICLE V -	HOW AND WHEN SEVERANCE WILL BE PAID		7

ARTICLE VI -	MISCELLANEOUS PROVISIONS		8

	1.	Amendment and Termination	8

	2.	No Additional Rights Created	8

	3.	Records	8

	4.	Construction	8

	5.	Severability	9

	6.	Incompetency	9

	7.	Payments to a Minor	9

	8.	Plan Not a Contract of Employment	9

	9.	Financing	9

	10.	Nontransferability	9

ARTICLE VII -	WHAT ELSE A PARTICIPANT NEEDS TO KNOW ABOUT THE PLAN		9

	1.	Claim Procedure	9

	2.	Plan Interpretation and Benefit Determination.	11

	3.	Your Rights Under ERISA	12

	4.	Plan Document	13

	5.	Other Important Facts.	13

ii

IMCLONE SYSTEMS INCORPORATED
TRANSITION SEVERANCE PLAN

ARTICLE I - INTRODUCTION

ImClone Systems Incorporated (the “Company”) hereby establishes the ImClone Systems Incorporated Transition Severance Plan (the “Plan”), effective as of March 1, 2006, to provide severance benefits to select employees of the Company who suffer a loss of employment under the terms and conditions set forth in the Plan. The Plan will remain in effect for a period of 18 months following its effective date (i.e., through August 31, 2007) (the “Term”), and is intended to make severance payments in lieu of, and not in addition to, payments under any and all severance plans, policies and/or practices of the Company (including the ImClone Systems Incorporated Senior Executive Severance Plan) in effect for covered employees. The Plan is not intended to supersede or replace such other severance plans, policies and/or practices following the expiration of the Term, and such other severance plans, policies and/or practices will continue to apply, if then in effect, following the expiration of the Term in accordance with their terms. The Plan is intended to fall within the definition of an “employee welfare benefit plan” under Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). No employee or representative of the Company or its affiliates is authorized to modify, add to or subtract from the terms and conditions in the Plan, except in accordance with the amendment and termination procedures described herein.

ARTICLE II - DEFINITIONS AND INTERPRETATIONS

The following definitions and interpretations of important terms apply to the Plan.

1.                                       Agreement and Release. An Agreement and General Release in a form acceptable to the Plan Administrator, in its sole and absolute discretion, under which, among other things, the Eligible Employee releases and discharges the Company and related entities (as well as any third party for whom the Eligible Employee provides services on the Company’s behalf) from any and all claims and liabilities relating to the Eligible Employee’s employment with the Company and/or the termination of the Eligible Employee’s employment, including without limitation, claims under the Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Family and Medical Leave Act, the Age Discrimination in Employment Act, the Sarbanes Oxley Act and, where applicable, the Older Workers Benefit Protection Act, the New Jersey Law Against Discrimination, the New Jersey Conscientious Employee Protection Act (Whistleblowing Law) and the New York State and City Human Rights Laws (and similar laws of any other state or locality).

2.                                       Board. The Board of Directors of the Company.

3.                                       Cause. Any one of the following circumstances:

(i)                                     the performance by the Eligible Employee of his or her employment duties in a manner deemed by the Company to be unsatisfactory in any way; provided that the Eligible Employee had previously received a written warning identifying the problem and outlining a course of corrective action, has been given a reasonable opportunity to correct his or her performance, and has failed or refused to do so;

(ii)                                  the performance by the Eligible Employee of his or her employment duties in a manner deemed by the Company to be grossly incompetent or grossly negligent;

(iii)                               any other willful misconduct or gross negligence resulting, in either case, in harm to the Company or a subsidiary;

(iv)                              indictment involving a felony or misdemeanor involving moral turpitude or the commission of a criminal act by the Eligible Employee, whether or not performed in the workplace, which subjects, or if generally known, would subject, the Company to public ridicule or embarrassment;

(v)                                 failure to carry out directions of the Board or the Eligible Employee’s immediate supervisor;

(vi)                              fraud, embezzlement, theft or dishonesty against the Company or a subsidiary resulting in harm to the Company or a subsidiary;

(vii)                           material violation of Company policies, rules or procedures resulting in harm to the Company or a subsidiary;

(viii)                        violent acts, threats of violence or unauthorized possession of alcohol or controlled substances on Company property; or

(ix)                                acts intended to result in personal gain at the expense of the Company or through the improper disclosure of proprietary information or trade secrets.

The determination of whether a discharge or other separation from employment is for Cause shall be made by the Plan Administrator, in its sole and absolute discretion, and such determination shall be conclusive and binding on the affected Eligible Employee.

4.                                       Change in Control. The occurrence of one of the following events during the Term:

(i)                                     individuals who, on the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided that any person becoming a director subsequent to the Effective Date whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be an Incumbent Director; provided, further, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director;

(ii)                                  any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes, after the Effective Date, a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that an event described in this Clause (ii) shall not be deemed to be a Change in Control if any of following becomes such a beneficial owner:

(A)                              the Company or any majority-owned subsidiary (provided, that this exclusion applies solely to the ownership levels of the Company or the majority-owned subsidiary),

(B)                                any tax-qualified, broad-based employee benefit plan sponsored or maintained by the Company or any majority-owned subsidiary,

(C)                                any underwriter temporarily holding securities pursuant to an offering of such securities, or

(D)                               any person pursuant to a Non-Qualifying Transaction (as defined in Clause (iii) below);

(iii)                               the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination:

(A)                              50% or more of the total voting power of:

(x)                                   the corporation resulting from such Business Combination (the “Surviving Corporation”), or

(y)                                 if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”),

is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination;

(B)                                no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 40% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation); and

(C)                                at least a majority of the members of the board of directors of the Parent Corporation (or if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination

(any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv)                              stockholder approval of a liquidation or dissolution of the Company, unless the voting common equity interests of an ongoing entity (other than a liquidating trust) are beneficially owned, directly or indirectly, by the Company’s shareholders in substantially the same proportions as such shareholders owned the Company’s outstanding voting common equity interests immediately prior to such liquidation and such ongoing entity assumes all existing obligations of the Company under this Plan.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 40% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that, if after such acquisition by the Company such person becomes the beneficial owner of Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

5.                                       Committee. The Compensation Committee of the Board.

6.                                       Company. ImClone Systems Incorporated, and its successors.

7.                                       Effective Date. March 1, 2006.

8.                                       Eligible Employee. Any active, regular, full-time, U.S.-based, salaried employee of the Company in a position at a level of Vice President or below who is designated by the Plan Administrator, in a written designation delivered to the Eligible Employee, as eligible to become a Participant under this Plan. Notwithstanding the preceding sentence, “Eligible Employee” does not include any employee who is a party to a formal, written employment agreement with the Company that provides for severance or other payments in the event of the individual’s termination of employment or other separation from service with the Company (regardless of the circumstances). “Eligible Employee” also does not include any individual (i) designated by the Company as an independent contractor and not as an employee at the time of any determination under the Plan, (ii) being paid by or through a third party agency, (iii) designated by the Company as a freelance worker and not as an employee at the time of any determination under the Plan, (iv) designated by the Company as a seasonal, occasional, limited duration, leased or temporary employee, during the period the individual is so paid or designated. Any such individual shall not be an Eligible Employee even if he or she is later retroactively reclassified as a common-law or other type of employee of the Company during all or any part of such period pursuant to applicable law or otherwise. Employees of the Company in a position at a level of Senior Vice President or above are not eligible to participate in the Plan.

9.                                       Good Reason. Any one of the following circumstances that occurs on or following a Change in Control, and within the 60-day period preceding a Termination Date:

(i)                                     a reduction in the Eligible Employee’s base salary without the Eligible Employee’s prior written consent (other than any reduction applicable to similarly situated employees of the Company generally); or

(ii)                                  an actual change in the Eligible Employee’s principal work location by more than 35 miles from its current location and more than 35 miles from the Eligible Employee’s principal place of abode as of the date of such change in job location without the Eligible Employee’s prior written consent.

10.                                 Participant. An Eligible Employee who meets the requirements for eligibility under the Plan, as set forth in Article III of the Plan. An individual shall cease being a Participant once all Plan benefits due to such individual under the Plan have been paid (or, if earlier, upon the death of the Participant) and no person shall have any further rights under this Plan with respect to such former Participant.

11.                                 Plan Administrator. The Chief Executive Officer of the Company. The Chief Executive Officer may designate a person or committee to perform day to day administrative duties for the Plan.

12.                                 Term. The period of 18 months following the Effective Date (i.e., through August 31, 2007). The Plan applies to Participants who experience a Termination of Employment during the Term.

13.                                 Termination Date. The date on which a Participant experiences a Termination of Employment with the Company.

14.                                 Termination of Employment.

(i)                                     The termination by the Company of an Eligible Employee’s employment relationship with the Company as the result of job elimination, job discontinuation, office closing, staff reduction, organizational restructuring, or unsatisfactory job performance that does not constitute Cause; or

(ii)                                  The termination by the Eligible Employee of the Eligible Employee’s employment relationship with the Company for Good Reason.

Termination of Employment does not include termination of an Eligible Employee’s employment relationship with the Company due to death or disability, or a discharge or separation from service with the Company under any of the following circumstances: retirement, voluntary resignation without Good Reason or job abandonment (including the termination of employment of an Eligible Employee for excessive absenteeism).

The determination as to whether a termination is made by the Company with or without Cause, or by the Eligible Employee with or without Good Reason, will be made by the Plan Administrator, in its sole and absolute discretion, and such determination shall be final and binding on all affected Eligible Employees. If an Eligible Employee terminates employment or is terminated from employment and it is subsequently determined that either before or after the termination, Cause existed or exists, the Eligible Employee’s separation of employment will be deemed to have been for Cause.

15.                                 Base Pay. The Eligible Employee’s annual base salary at the time of his or her Termination of Employment, excluding bonuses, overtime pay, premium or differential pay, commissions, non-cash compensation, incentive or deferred compensation or any other additional compensation. However, Base Pay will include salary reduction contributions made on an Eligible Employee’s behalf to any plan of the Company under Section 125, 132(f) or 401(k) of the Internal Revenue Code of 1986, as amended.

ARTICLE III - ELIGIBILITY TO PARTICIPATE

An Eligible Employee becomes a Participant in the Plan and shall be entitled to severance benefits only if he or she:

(i)                                     Is notified in writing by the Plan Administrator of his/her Termination Date;

(ii)                                  Remains in the continuous employ of the Company until his or her Termination Date, does not terminate his or her employment without Good Reason, and is not terminated by the Company for Cause (as defined above);

(iii)                               Experiences a Termination of Employment; and

(iv)                              Timely returns and does not revoke (if applicable) a signed, dated and notarized original Agreement and Release.

An Eligible Employee shall become a Participant and payment of benefits under the Plan will be made only after the Agreement and Release has been signed and the time for the Eligible Employee to revoke the agreement and general release (as set forth in the Agreement and Release), if any, has expired (the “Release Effective Date”). Participation in this Plan does not affect an Eligible Employee’s right to any bonus, incentive pay, stock options or pension benefit to which he or she would otherwise be entitled under the terms of the respective plans governing those programs on account of service with the Company prior to the Termination of Employment.

ARTICLE IV - BENEFITS PAYABLE FROM THE PLAN

1.                                       Severance Pay

Participants shall be entitled to receive severance pay based on their position as follows:

Vice Presidents and Assistant Vice Presidents:  Participants in a position at the level of Vice President or Assistant Vice President shall receive twelve (12) months of Base Pay.

All other Participants:  Participants in a position at a level below Assistant Vice President shall receive six (6) months of Base Pay.

2.                                       Other Benefits. If an Eligible Employee is eligible to receive any benefits paid under the Plan, such Eligible Employee shall not be entitled to receive any other severance, separation, notice or termination payments on account of his or her employment with the Company under any other plan, policy, program or agreement (other than the exercise of stock options or other long-term incentive awards pursuant to the terms of the applicable plan). If, for any reason, an Eligible Employee becomes entitled to or receives any other severance, separation, notice or termination payments on account of his or her employment or termination of employment with the Company, including, for example, any payments required to be paid to the Eligible Employee under any Federal, State or local law (including, without limitation, the Worker Adjustment and Retraining Notification Act) or pursuant to any agreement (except unemployment benefits payable in accordance with state law and payment for accrued but unused vacation), his or her severance under the Plan will be reduced by the amount of such other payments paid or payable. An Eligible Employee must notify the Plan Administrator if he or she receives or is claiming to be entitled to receive any such payment(s). With respect to an Eligible Employee in a position at the level of Vice President who becomes a Participant entitled to receive severance pay under Section 1 of this Article IV, (i) the severance pay amounts set forth in Section 1 of this Article IV are intended to be in lieu of, and not in addition to, any amounts otherwise payable to such Participant under Section 1 of Article IV of the ImClone Systems Incorporated Senior Executive Severance Plan, if applicable to such Participant pursuant to the terms of that plan, and (ii) such Participant may be eligible for the continued health benefits set forth in Section 2 of Article IV of the ImClone Systems Incorporated Senior Executive Severance Plan, if applicable to such Participant pursuant to the terms of that plan.

3.                                       Withholding. Severance pay is subject to Federal and State income and Social Security tax withholdings and any other withholdings mandated by law.

ARTICLE V - HOW AND WHEN SEVERANCE WILL BE PAID

Severance pay will be paid in a single lump sum payment as soon as practicable following the Participant’s Release Effective Date, but in no event more than ten (10) days following the participant’s Release Effective Date.

The Company intends that all payments under the Plan be made on a basis that complies with Section 409A of the Code. Accordingly, in the event that any Participant is considered a “Specified Employee” as defined in Section 409A of the Code or the guidance issued thereunder (“Section 409A”), and any payments to the Participant under the Plan are considered “deferred compensation” under Section 409A of a type requiring payment six months after the date of the Participant’s separation from service (within the meaning of Section 409A), then to the extent required by Section 409A, such payment shall be delayed until six (6) months after the date of the Participant’s separation from service. The Company makes no guarantee with respect to the tax treatment of payments hereunder, and the Company shall not be responsible in any event with regard to non-compliance with Code Section 409A.

ARTICLE VI - MISCELLANEOUS PROVISIONS

1.                                       Amendment and Termination. The Company reserves the right, in its sole and absolute discretion, to terminate, amend or modify the Plan, in whole or in part, at any time and for any reason by action of the Committee; provided that no amendment may reduce the level of benefits provided for hereunder during the Term, and no termination shall be effective prior to the first anniversary of such Committee action; provided further that the Committee may not act to designate an Eligible Employee as ineligible to participate in the Plan and receive benefits thereunder at any time during the six month period prior to a Change in Control or thereafter during the Term; and provided, further that the Company shall not amend or terminate the Plan at any time after (i) the occurrence of a Change in Control or (ii) the date the Company enters into a definitive agreement which, if consummated, would result in a Change in Control, unless the potential Change in Control is abandoned (as publicly announced by the Company), in each case except as may be required by applicable law.

2.                                       No Additional Rights Created. Neither the establishment of this Plan, nor any modification thereof, nor the payment of any benefits hereunder, shall be construed as giving to any Participant, Eligible Employee or other person any legal or equitable right against the Company or any officer, director or employee thereof; and in no event shall the terms and conditions of employment by the Company of any Eligible Employee be modified or in any way affected by this Plan.

3.                                       Records. The records of the Company with respect to periods of service, employment history, base salary, absences, and all other relevant matters shall be conclusive for all purposes of this Plan.

4.                                       Construction. The respective terms and provisions of the Plan shall be construed, whenever possible, to be in conformity with the requirements of ERISA, or any subsequent laws or amendments thereto. To the extent not in conflict with the preceding sentence or another provision in the Plan, the construction and administration of the Plan shall be in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York (without reference to its conflicts of law provisions).

5.                                       Severability. Should any provisions of the Plan be deemed or held to be unlawful or invalid for any reason, such fact shall not adversely affect the other provisions of the Plan unless such determination shall render impossible or impracticable the functioning of the Plan, and in such case, an appropriate provision or provisions shall be adopted so that the Plan may continue to function properly.

6.                                       Incompetency. In the event that the Plan Administrator finds that a Participant is unable to care for his or her affairs because of illness or accident, then benefits payable hereunder, unless claim has been made therefor by a duly appointed guardian, committee, or other legal representative, may be paid in such manner as the Plan Administrator shall determine, and the application thereof shall be a complete discharge of all liability for any payments or benefits to which such Participant was or would have been otherwise entitled under this Plan.

7.                                       Payments to a Minor. Any payments to a minor from this Plan may be paid by the Plan Administrator in its sole and absolute discretion (a) directly to such minor; (b) to the legal or natural guardian of such minor; or (c) to any other person, whether or not appointed guardian of the minor, who shall have the care and custody of such minor. The receipt by such individual shall be a complete discharge of all liability under the Plan therefor.

8.                                       Plan Not a Contract of Employment. Nothing contained in this Plan shall be held or construed to create any liability upon the Company to retain any Eligible Employee in its service. All Eligible Employees shall remain subject to discharge or discipline to the same extent as if the Plan had not been put into effect.

9.                                       Financing. The benefits payable under this Plan shall be paid out of the general assets of the Company. No Participant or any other person shall have any interest whatsoever in any specific asset of the Company. To the extent that any person acquires a right to receive payments under this Plan, such right shall not be secured by any assets of the Company.

10.                                 Nontransferability. In no event shall the Company make any payment under this Plan to any assignee or creditor of a Participant, except as otherwise required by law. Prior to the time of a payment hereunder, a Participant shall have no rights by way of anticipation or otherwise to assign or otherwise dispose of any interest under this Plan, nor shall rights be assigned or transferred by operation of law.

ARTICLE VII - WHAT ELSE A PARTICIPANT NEEDS
TO KNOW ABOUT THE PLAN

1.                                       Claim Procedure. An Eligible Employee may file a written claim with the Plan Administrator with respect to his or her rights to receive a benefit from the Plan. The Eligible Employee will be informed of the decision of the Plan Administrator with respect to the claim within ninety (90) days after it is filed. Under special circumstances, the Plan Administrator may require an additional period of not more than ninety (90) days to review a claim. If that happens, the Eligible Employee will receive a written notice of that fact, which will also indicate the special circumstances requiring the extension of time and the date by which the Plan Administrator expects to make a determination with respect to the claim. If the extension is required due to the Eligible Employee’s failure to submit information necessary to decide the claim, the period for making the determination will be tolled from the date on which the extension notice is sent until the date on which the Eligible Employee responds to the Plan’s request for information. The Plan Administrator has delegated to the Vice President of Human Resources of the Company the authority to make the initial decision on any claim not brought by such individual.

If a claim is denied in whole or in part, or any adverse benefit determination is made with respect to the claim, the Eligible Employee will be provided with a written notice setting forth the reason for the determination, along with specific references to Plan provisions on which the determination is based. This notice will also provide an explanation of what additional information is needed to evaluate the claim (and why such information is necessary), together with an explanation of the Plan’s claims review procedure and the time limits applicable to such procedure, as well as a statement of the Eligible Employee’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review. If an Eligible Employee is not notified (of the denial or an extension) within ninety (90) days from the date the Eligible Employee notifies the Plan Administrator, the Eligible Employee may request a review of the application as if the claim had been denied.

If the Eligible Employee’s claim has been denied, or an adverse benefit determination has been made, the Eligible Employee may request that the Committee (or its delegate) review the denial. The request must be in writing and must be made within sixty (60) days after written notification of denial. In connection with this request, the Eligible Employee (or his or her duly authorized representative) may (i) be provided, upon written request and free of charge, with reasonable access to (and copies of) all documents, records, and other information relevant to the claim; and (ii) submit to the Committee (or its delegate) written comments, documents, records, and other information related to the claim.

The review by the Committee (or its delegate) will take into account all comments, documents, records, and other information the Eligible Employee submits relating to the claim. The Committee (or its delegate) will make a final written decision on a claim review, in most cases within sixty (60) days after receipt of a request for a review. In some cases, the claim may take more time to review, and an additional processing period of up to sixty (60) days may be required. If that happens, the Eligible Employee will receive a written notice of that fact, which will also indicate the special circumstances requiring the extension of time and the date by which the Committee (or its delegate) expects to make a determination with respect to the claim. If the extension is required due to the Eligible Employee’s failure to submit information necessary to decide the claim, the period for making the determination will be tolled from the date on which the extension notice is sent to the Eligible Employee until the date on which the Eligible Employee responds to the Plan’s request for information.

The Committee’s (or its delegate’s) decision on the claim for review will be communicated to the Eligible Employee in writing. If an adverse benefit determination is made with respect to the claim, the notice will include (i) the specific reason(s) for any adverse benefit determination, with references to the specific Plan provisions on which the determination is based; (ii) a statement that the Eligible Employee is entitled to receive, upon request and free of charge, reasonable access to (and copies of) all documents, records and other information relevant to the claim; and (iii) a statement of the Eligible Employee’s right to bring a civil action under Section 502(a) of ERISA. The decision of Committee (or its delegate) is final and binding on all parties. The Committee has delegated to the Chief Executive Officer of the Company the authority to make a determination on the claim for review.

No civil action for benefits may be commenced until the exhaustion of these procedures.

2.                                       Plan Interpretation and Benefit Determination.

(i)                                     The Plan Administrator (or, where applicable, any duly authorized delegee of the Plan Administrator), and the Committee (or its delegate) for purposes of the Plan’s claims procedures, shall have the exclusive right, power, and authority, in its sole and absolute discretion, to administer, apply and interpret the Plan and any other documents and to decide all factual and legal matters arising in connection with the operation or administration of the Plan.

(ii)                                  Without limiting the generality of the foregoing paragraph, the Plan Administrator (or, where applicable, any duly authorized delegee of the Plan Administrator), and the Committee (or its delegate) for purposes of the Plan’s claims procedures, shall have the sole and absolute discretionary authority to:

(A)                              take all actions and make all decisions (including factual decisions) with respect to the eligibility for, and the amount of, benefits payable under the Plan;

(B)                                formulate, interpret and apply rules, regulations and policies necessary to administer the Plan;

(C)                                decide questions, including legal or factual questions, relating to the calculation and payment of benefits, and all other determinations made, under the Plan;

(D)                               resolve and/or clarify any factual or other ambiguities, inconsistencies and omissions arising under the Plan or other Plan documents; and

(E)                                 process, and approve or deny, benefit claims and rule on any benefit exclusions.

All determinations made by the Plan Administrator (or, where applicable, any duly authorized delegee of the Plan Administrator), and the Committee (or its delegate) for purposes of the Plan’s claims procedures, with respect to any matter arising under the

Plan shall be final and binding on the Company, Eligible Employee, Participant, beneficiary, and all other parties affected thereby.

3.                                       Your Rights Under ERISA. As a participant in the Plan you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). ERISA provides that all Plan participants shall be entitled to:

Receive Information About Your Plan and Benefits

Examine, without charge, at the Plan Administrator’s office and at other specified locations, such as worksites, all documents governing the Plan, including insurance contracts, and a copy of the latest annual report (Form 5500 Series), if any, filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Pension and Welfare Benefit Administration.

Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan, including insurance contracts, and copies of the latest annual report (Form 5500 Series), if any, and updated summary plan description. The Plan Administrator may make a reasonable charge for the copies.

Receive a summary of the Plan’s annual financial report (if any). The Plan Administrator is required by law to furnish each Participant with a copy of this summary annual report.

Prudent Actions by Plan Fiduciaries

In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate your Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a welfare benefit or exercising your rights under ERISA.

Enforce Your Rights

If your claim for a welfare benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of Plan documents or the latest annual report from the Plan and do not receive them within 30 days, you may file suit in a Federal court. In such a case, the court may require the Plan Administrator to provide materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or Federal court. If you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If you are successful the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

Assistance with Your Questions

If you have any questions about your Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Pension and Welfare Benefits Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefits Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Pension and Welfare Benefits Administration.

4.                                       Plan Document. This document shall constitute both the plan document and summary plan description and shall be distributed to all Eligible Employees in this form.

5.                                       Other Important Facts.

OFFICIAL NAME OF THE PLAN:	ImClone Systems Incorporated Transition Severance Plan

SPONSOR:	ImClone Systems Incorporated
180 Varick Street, 6th Floor
New York, NY 10014
(212) 645-1405

EMPLOYER IDENTIFICATION NUMBER (EIN):	04-2834797

TYPE OF PLAN:	Employee Welfare Severance Benefit Plan

END OF PLAN YEAR:	December 31

TYPE OF ADMINISTRATION:	Employer Administered

PLAN ADMINISTRATOR:	ImClone Systems Incorporated
c/o Vice President, Human Resources
33 ImClone Drive
Branchburg, NJ 08876
(908) 541-2300

EFFECTIVE DATE:	March 1, 2006

The Plan Administrator keeps records of the Plan and is responsible for the administration of the Plan. The Plan Administrator will also answer any questions you may have about the Plan.

Service of legal process may be made upon the Plan Administrator.

No individual may, in any case, become entitled to additional benefits or other rights under this Plan after the Plan is terminated. Under no circumstances, will any benefit under this Plan ever vest or become nonforfeitable.